Exhibit 10.1

Transfer Of Equity Joint Venture Interest Agreement

THIS AGREEMENT made as of the 6th day of November, 2001,

BETWEEN:

JADEPEAR INVESTMENT LTD., a Hong Kong incorporated company, having an office at Suite 1703, 17th Floor, Wing Tuck Building, 133 Wing Lok Street, Sheng Wan, Hong Kong; Facsimile No. 011-0852-2186-7992

(the "Transferor")

OF THE FIRST PART

AND:

WAISTECH INTERNATIONAL, INC., a Nevada incorporated company, having an office address at Suite 1200 - 999 West Hastings Street, Vancouver, B.C. V6C 2W2; Facsimile No. (604) 669-3618

(the "Transferee")

OF THE SECOND PART

WHEREAS:

A.   Pursuant to an equity joint venture agreement dated as of June 2001 (the "Joint Venture Agreement") between Computing Center of Ministry of Foreign Trade and Economic Cooperation ("Party A"), the Transferor and China Intric Limited, which is subordinate to the International Trade & Economic Cooperation Research Institute under the Ministry of Foreign Trade and Economic Cooperation ("Party C"), the Transferor is a partner, together with Party A and Party C, in a joint venture (the "Joint Venture") known as "ChinaE-Online Ltd." formed to develop, inter alia, an internet web portal for the dissemination of information from various Chinese government organizations;

B.   The Transferor has an 80% equity joint venture interest granted under the Joint Venture Agreement (the "Equity Interest"); and

C.   The Transferor wishes to sell, assign and transfer, and the Transferee wishes to purchase the Transferor's Equity Interest in the Joint Venture.

NOW THEREFORE this Agreement witnesses that in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by each of the parties), the parties hereby agree as follows:

1.     SALE AND PURCHASE, ASSIGNMENT AND TRANSFER

1.1   Sale and Purchase. The Transferor does hereby absolutely sell, assign, transfer and set over unto the Transferee, its administrators, successors and assigns, from the date hereof, all of the right, title and beneficial interest in and of the Transferor in and to the Equity Interest and any and all benefits and advantages due or accruing due or at any time after the date hereof to become due under the Joint Venture Agreement or any extensions or renewals thereof, and the benefit of all covenants, representations and warranties in respect of the Joint Venture Agreement with full power and authority to enforce the performance of covenants thereunder in the name of the Transferee; and the Transferee agrees to purchase such Equity Interest.

1.2   Consideration. The consideration payable by the Transferee to the Transferor for the sale, assignment and transfer of the Equity Interest shall be One (US$1.00) Dollar.

1.3   Date of Transfer. The parties agree that the sale, assignment and transfer of the Equity Interest will occur on the date set out on page 1 of this Agreement.

1.4   Certificate Shares of ChinaE-Online Ltd. The parties agree that as of the Closing, the Transferor will continue to hold certificate shares of ChinaE-Online Ltd. that form part of the Equity Interest, registered in the name of the Transferor or beneficially owned by the Transferor, in trust and for the sole benefit of the Transferee, and when formally requested by the Transferee, the Transferor will instruct ChinaE-Online Ltd. to register the said certificate shares into the name of the Transferee.

2.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE TRANSFEROR

2.1   Representations and Warranties. The Transferor represents and warrants to the Transferee, with the intent that the Transferee will rely thereon in entering into this Agreement and concluding the transactions contemplated hereby, that:

(a)   neither the Joint Venture Agreement nor any of the advantages accruing or payable thereunder have been assigned or otherwise encumbered by it;

(b)   the Joint Venture Agreement is a good, valid and subsisting agreement;

(c)   to the best of its knowledge, information and belief the Transferor has not committed any act or omitted to perform any obligation (other than those which the Transferor has expressly undertaken to the Transferee to provide), nor has it permitted any act or omission to occur which would be a breach or a default of its obligations pursuant to the Joint Venture Agreement;

(d)   the Transferor has received no notice from Party A and Party C of default by the Transferor of its obligations or liabilities pursuant to the Joint Venture Agreement;

(e)   to the best of its knowledge, information and belief the Transferor is not aware of any defaults by Party A and Party C pursuant to the Joint Venture Agreement;

(f)   as of the date of this Agreement there are no disputes of which the Transferor is aware between the Transferor and Party A and/or Party C regarding the Joint Venture Agreement;

(g)   to the best of its knowledge, information and belief the Transferor has complied with and duly observed and performed all its covenants, obligations and conditions set forth in the Joint Venture Agreement, and there exists no state of facts of which the Transferor is aware which would entitle any other party to the Joint Venture Agreement to refrain from performing its obligations thereunder or for claiming that the Joint Venture Agreement is or is to be terminated;

(h)   as of the date of this Agreement the Transferor has good right, full power and absolute authority to sell, assign and transfer the Equity Interest in the manner aforesaid according to the true intent and meaning of this Agreement;

(i)   the Transferor has received a written waiver from Party A and Party C, waiving the Transferor's requirement to make any payment pursuant to the Joint Venture Agreement to ChinaE-Online Ltd., attached hereto as Schedules "A-1" and "A-2";

(j)   the Transferor will obtain approval of the transfer of the Equity Interest from the examination and approval authority, and any applicable authorities;

(k)   the Transferor is a body corporate duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction of Hong Kong;

(l)   the Transferor has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(m)   except as disclosed in the Joint Venture Agreement, there are no, and will not be any, royalties, licence fees, charges, surcharges, processing or utilization fees, or any fees or charges of a like nature payable to any third party by the Transferee;

(n)   neither the execution and delivery of this Agreement nor the consummation of the transactions hereby contemplated conflict with, result in the breach of, or accelerate the performance required by any agreement to which the Transferor is a party;

(o)   the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of the constating documents of the Transferor;

(p)   no proceedings are pending for, and the Transferor is not aware of, any basis for the institution of any proceedings relating to its dissolution, winding-up or the placing of it in bankruptcy or subject to any laws governing the affairs of insolvent persons;

(q)   ChinaE-Online Ltd. will be granted all necessary licenses to operate its business in China from the Research Institute for International Trade & Economic Cooperation under the Ministry of Foreign Economic Relations and Trade; and

(r)   the Transferor will assist ChinaE-Online Ltd. in obtaining all licenses necessary for ChinaE-Online Ltd. to operate business in China.

2.2   Survival of Representations. The representations and warranties hereinbefore set out are conditions on which the Transferee has relied in entering into this Agreement and will survive the execution and performance of obligations hereunder and the Transferor will indemnify and save the Transferee harmless from all loss, damage, costs, actions, and suits arising out of or in connection with any breach of any representation or warranty made by the Transferor and contained in this Agreement (including without limitation, lawyer's fees and disbursements).

2.3   Further Assurances. The Transferor will, from time to time at the request of the Transferee, execute such further assurances and authorizations as the Transferee shall reasonably require to give effect to the true intent and meaning of this Agreement.

2.4   Indemnity by Transferor. At the Transferor's sole risk and expense, the Transferor will appear in and defend any action growing out of or in any manner connected with or related to any of its obligations, liabilities, covenants or provisos contained in the Joint Venture Agreement arising prior to the date hereof, and the Transferor does hereby agree to indemnify the Transferee of, from and against all obligations, liabilities, covenants or provisos contained in the Joint Venture Agreement and any loss, cost or damage arising therefrom, including all legal costs, arising prior to the date hereof.

3.     ACKNOWLEDGEMENTS BY THE TRANSFEROR

3.1   Transferor Indemnification of the Transferee. The Transferor hereby agrees to indemnify and hold the Transferee harmless from any and all liabilities or damages incurred by the Transferee arising as a result of any false statement or misrepresentation made by the Transferor in this Agreement including, but not limited to, liabilities or damages incurred in connection with the loss of exemptions from securities registration requirements.

4.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE TRANSFEREE

4.1   Representations and Warranties. The Transferee represents and warrants to the Transferor, with the intent that Transferor will rely thereon in entering into this Agreement and in concluding the transactions contemplated hereby, that:

(a)   Transferee is a body corporate duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction;

(b)   Transferee has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(c)   neither the execution and delivery of this Agreement nor the consummation of the transactions hereby contemplated conflict with, result in the breach of, or accelerate the performance required by any agreement to which Transferee is a party;

(d)   the execution and delivery of this Agreement and the agreements contemplated hereby will not violate or result in the breach of the laws of any jurisdiction applicable or pertaining thereto or of the constating documents of Transferee; and

(e)   no proceedings are pending for, and Transferee is not aware of any basis for the institution of any proceedings relating to its dissolution, winding-up or the placing of it in bankruptcy or subject to any laws governing the affairs of insolvent persons.

4.2   Survival of Representations. The representations and warranties hereinbefore set out are conditions on which the Transferor has relied in entering into this Agreement and will survive the execution and performance of obligations hereunder and the Transferee will indemnify and save the Transferor harmless from all loss, damage, costs, actions, and suits arising out of or in connection with any breach of any representation or warranty made by the Transferee and contained in this Agreement (including without limitation, lawyer's fees and disbursements).

4.3   Assumption and Indemnity by Transferee. The Transferee hereby covenants that from the date of this Agreement it will assume, observe, perform, be bound by and be liable under, as an obligation of the Transferee, each and every covenant, agreement, proviso and condition made, given or agreed to by the Transferor to be observed or performed under each and every term of the Joint Venture Agreement and hereby agrees to indemnify the Transferor of, from and against all obligations, liabilities, covenants and provisos contained in the Joint Venture Agreement and any loss, cost or damage including all legal costs arising therefrom, on or after the date hereof.

5.     INDEPENDENT PROFESSIONAL ADVICE

5.1   Independent Professional Advice. The Transferor acknowledges and that this Agreement was prepared by counsel for the Transferee and acknowledges and agrees that the Transferee urges the Transferor and the Transferor has had the opportunity to obtain independent legal, accounting, investment and tax advice prior to the execution and delivery of this Agreement, and in the event that the Transferor did not avail itself of that opportunity prior to signing this Agreement, the Transferor did so voluntarily and without any undue pressure or influence and agrees that any failure to obtain independent legal, accounting, investment or tax advice shall not be used as a defence to the enforcement of the Transferor's obligations under this Agreement.

6.     DELIVERIES

6.1   Deliveries. On or before October 31, 2001, the Transferor shall deliver or cause to be delivered to the Transferee:

(a)   waiver of Transferor's requirement to make any payment pursuant to the Joint Venture Agreement to ChinaE-Online Ltd., attached hereto as Schedules "A-1" and "A-2";

(b)   notice of transfer of Joint Venture Agreement and waiver of pre-emptive right to acquire the Equity Interest duly executed by an authorized officer of Party A and Party C, in the form attached hereto as Schedules "B-1" and "B-2"; and

(c)   such other documents as may be reasonably requested by the Transferee.

The Transferee shall deliver or cause to be delivered to the Transferor:

(d)   One (US$1.00) Dollar, representing the transfer price of the Equity Interest.

7.     GENERAL PROVISIONS

7.1   Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements, understandings, negotiations and discussions whether oral or written between the parties in connection with the subject matter hereof.

7.2   Amendments. No amendment, modification, supplement, termination or waiver of any provisions of this Agreement will be effective unless in writing signed by the appropriate party and then only in the specific instance and for the specific purpose given.

7.3   Arbitration. Should there be a disagreement or dispute between or among the parties hereto with respect to this agreement or the interpretation thereof, the same shall be referred to a single arbitrator pursuant to the Commercial Arbitration Act of British Columbia, and the determination of such arbitrator shall be final and binding upon the parties hereto unless otherwise provided for in this agreement. The cost of such arbitrator shall be awarded by the arbitrator within the arbitrator's discretion.

7.4   Notices. Any notice or other document required to be given hereunder by any party shall be deemed to have been well and sufficiently given if facsimiled or delivered by courier at, the address of the other party set forth at the beginning of this Agreement or at such other address as the other party may from time to time direct in writing, and any such notice shall be deemed to have been received, if couriered, seven (7) days after the time of dispatching, or if facsimiled, one (1) business day after the time of facsimile, and if delivered, upon the date of delivery. Notice will be deemed given. if delivery is refused, on the date delivery is so refused.

7.5   Enurement. This Agreement shall enure to the benefit of and be binding on the Transferee and Transferor, their successors and assigns.

7.6   Time of the Essence. Time shall be of the essence of this Agreement.

7.7   Headings. The headings in this agreement form no part of this Agreement and shall be deemed to have been inserted for convenience only.

7.8   Severability. If any provision of this agreement is unenforceable or invalid for any reason whatsoever, such unenforceability or invalidity shall not affect the enforceability or validity of the remaining provisions of this agreement and such provision shall be severable from the remainder of this Agreement.

7.9   Governing Law. This Agreement will be construed and enforced in accordance with the laws of the Province of British Columbia, and the laws of Canada applicable therein, and will be treated in all respects, as a British Columbia Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement of the day and year first above written.

JADEPEAR INVESTMENT LTD. per: "Anthony Chung Yeung Chow" Anthony Chung Yeung Chow President and Director	WAISTECH INTERNATIONAL, INC. per: "Anthony Wing Yun Lee" Anthony Wing Yun Lee Secretary and Director

Schedule "A-1"

Waiver

TO:                Jadepear Investment Ltd.
                       Hong Kong

AND TO:        China Intric Limited
                       Beijing, China

AND TO:        Waistech International, Inc.
                       Vancouver, British Columbia

The undersigned hereby waives the requirement of Jadepear Investment Ltd. to make any payment to ChinaE-Online Ltd. pursuant to the contract dated as of June 2000, among Computing Center of Ministry of Foreign Trade and Economic Cooperation, Jadepear Investment Ltd. and China Intric Limited.

Dated as of the 6th day of November, 2001.

COMPUTING CENTER OF MINISTRY OF FOREIGN TRADE AND ECONOMIC COOPERATION per: "Authorized Signatory" Authorized Signatory

Schedule "A-2"

Waiver

TO:                Jadepear Investment Ltd.
                       Hong Kong

AND TO:        Computing Center of Ministry of Foreign Trade and Economic Cooperation
                       Beijing, China

AND TO:        Waistech International, Inc.
                       Vancouver, British Columbia

The undersigned hereby waives the requirement of Jadepear Investment Ltd. to make any payment to ChinaE-Online Ltd. pursuant to the contract dated as of June 2000, among Computing Center of Ministry of Foreign Trade and Economic Cooperation, Jadepear Investment Ltd. and China Intric Limited.

Dated as of the 6th day of November, 2001.

CHINA INTRIC LIMITED per: "Authorized Signatory" Authorized Signatory

Schedule "B-1"

Notice of Transfer of Equity Interest

TO:               Computing Center of Ministry of Foreign Trade and Economic Cooperation
                      Beijing, China

AND TO:        China Intric Limited
                      Beijing, China

Dear Sirs:

Re: Transfer of Equity Interest in ChinaE-Online Ltd.

TAKE NOTICE that by a transfer of equity joint venture interest agreement dated the 6th day of November, 2001, between Jadepear Investment Ltd. (the "Transferor") and Waistech International, Inc. (the "Transferee"), the Transferor did assign and transfer to the Transferee all of the Transferor's interest in ChinaE-Online Ltd. as created in and pursuant to that contract (the "Joint Venture Agreement") dated as of June 2000, among Computing Center of Ministry of Foreign Trade and Economic Cooperation, the Transferor and China Intric Limited.

Dated as of the 6th day of November, 2001.

JADEPEAR INVESTMENT LTD. per: "Anthony Chung Yeung Chow" Anthony Chung Yeung Chow President and Director

Acknowledgement of Notice of Transferor

TO:                 Jadepear Investment Ltd.
AND TO:        Waistech International, Inc.
AND TO:        China Intric Limited

Computing Center of Ministry of Foreign Trade and Economic Cooperation hereby:

A.   acknowledges notice of the above transfer of equity interest in favour of the Transferee and agrees with the Transferee that the Transferee shall assume, observe, perform, be bound by and be liable, as an obligation of the Transferee, each and every covenant, agreement, proviso and condition made, given or agreed to by the Transferor under the Joint Venture Agreement, and the Transferee shall receive any and all benefits, dividends or rights to be received by the Transferor as a party to and shareholders of ChinaE-Online Ltd.; and

B.   waives any pre-emptive rights pursuant to the Joint Venture Agreement to receive an offer to purchase the Transferor's interest in ChinaE-Online Ltd.

Dated as of the 6th day of November, 2001.

COMPUTING CENTER OF MINISTRY OF FOREIGN TRADE AND ECONOMIC COOPERATION per: "Authorized Signatory" Authorized Signatory

Schedule "B-2"

Notice of Transfer of Equity Interest

TO:               China Intric Limited
                      Beijing, China

AND TO:        Computing Center of Ministry of Foreign Trade and Economic Cooperation
                      Beijing, China

Dear Sirs:

Re: Transfer of Equity Interest in ChinaE-Online Ltd.

TAKE NOTICE that by a transfer of equity joint venture interest agreement dated the 6th day of November, 2001, between Jadepear Investment Ltd. (the "Transferor") and Waistech International, Inc. (the "Transferee"), the Transferor did assign and transfer to the Transferee all of the Transferor's interest in ChinaE-Online Ltd. as created in and pursuant to that contract (the "Joint Venture Agreement") dated as of June 2000, among Computing Center of Ministry of Foreign Trade and Economic Cooperation, the Transferor and China Intric Limited.

Dated as of the 6th day of November, 2001.

JADEPEAR INVESTMENT LTD. per: "Anthony Chung Yeung Chow" Anthony Chung Yeung Chow President and Director

Acknowledgement of Notice of Transferor

TO:                 Jadepear Investment Ltd.
AND TO:        Waistech International, Inc. (the "Transferee")
AND TO:        Computing Center of Ministry of Foreign Trade and Economic Cooperation

China Intric Limited hereby

A.   acknowledges notice of the above transfer of equity interest in favour of the Transferee and agrees with the Transferee that the Transferee shall assume, observe, perform, be bound by and be liable, as an obligation of the Transferee, each and every covenant, agreement, proviso and condition made, given or agreed to by the Transferor under the Joint Venture Agreement, and the Transferee shall receive any and all benefits, dividends or rights to be received by the Transferor as a party to and shareholders of ChinaE-Online Ltd.; and

B.   waives any pre-emptive rights pursuant to the Joint Venture Agreement to receive an offer to purchase the Transferor's interest in ChinaE-Online Ltd.

Dated as of the 6th day of November, 2001.

CHINA INTRIC LIMITED per: "Authorized Signatory" Authorized Signatory